UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                       October 5, 2010 (August 23, 2010)
                Date of Report (Date of earliest event reported):


                                EASY ENERGY, INC.
             (Exact name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

      000-53002                                           26-0204284
(Commission File Number)                       (IRS Employer Identification No.)

     Suite 105 - 5348 Vegas Dr.
         Las Vegas, NV                                       89108
(Address of principal executive office)                   (Zip Code)

                               Tel: (702) 442-1166
              (Registrant's telephone number, including area code)

              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 30, 2010, Emanuel Cohen resigned from his position as member of the Board of Directors of Easy Energy, Inc., or the Registrant, effective immediately. There are no disagreements between Mr. Cohen and the Registrant regarding any matter related to the Registrant's operations, policies or practices. Mr. Cohen will continue to serve as the Chief Financial Officer of the Registrant.

On September 30, the Board of Directors of the Registrant elected Elisha Yanay and Robert Catell as directors of the Registrant.

Elisha Yanay most recently served as President and General Manager of Motorola Israel until January 2010. Since 2001, Mr. Yanay has been serving as Chairman of the Board and President of Motorola Israel Ltd. In July 2004, he was promoted to Senior Vice President of Motorola Inc., the highest rank ever attained by a Motorola Israel employee within worldwide Motorola Inc.

Robert B. Catell is Chairman of the Advisory Board of the Advanced Energy Research and Technology Center (AERTC) at Stony Brook University and the Chairman of the New York State Smart Grid Consortium. Mr. Catell was formerly the Chairman and Chief Executive Officer of KeySpan Corporation and KeySpan Energy Delivery, the former Brooklyn Union and Gas Company. He became Chairman, National Grid U.S.A., following the acquisition, by National Grid Corp., of KeySpan Corporation.

On August 23, 2010 and September 30, 2010, the Registrant granted to three of its newly appointed directors warrants to purchase an aggregate of up to 10,500,000 shares of the Registrant's common stock for an exercise price of $0.05 per common share, as consideration for each of the recipients' service as directors of the Registrant. One third of each of the warrants are immediately exercisable; another third of the warrants are scheduled to vest on September 1, 2011, and the remaining third are scheduled to vest on September 1, 2012, as long as the applicable individual remains a director of the Registrant. The warrants to purchase 4,500,000 shares of common stock granted to Elisha Yanay and the warrants to purchase 1,500,000 shares of common stock Robert Catell will expire on September 1, 2014. The warrants to purchase 4,500,000 shares of common stock granted to Dr. Yacov Shamash will expire on September 1, 2015. These grants were deemed exempt under Section 4(2) of the Securities Act of 1933, as amended, or the Act.

In August 2010, the Registrant issued to one of its shareholders 1,450,000 shares of its common stock pursuant to a settlement agreement in connection with a dispute related to a ratchet mechanism that appeared in an investment agreement dated January 16, 2008. The issuance of the shares was deemed exempt under Section 4(2) of the Act.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EASY ENERGY, INC.
                                       (Registrant)


Date: October 5, 2010                  By: /s/ Guy Ofir
                                           -------------------------------------
                                           Guy Ofir
                                           President

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